                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant /X/

     Filed by a party other than the registrant / /

     Check the appropriate box:

     / / Preliminary proxy statement        / / Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     /X/ Definitive proxy statement

     / / Definitive additional materials

     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                               BADGER METER, INC.
- - --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
- - --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
or Item 22(a)(2) of Schedule 14A.

     / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

- - --------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

- - --------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

- - --------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

- - --------------------------------------------------------------------------------

     (5) Total fee paid:

- - --------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

- - --------------------------------------------------------------------------------

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- - --------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

- - --------------------------------------------------------------------------------

     (3) Filing party:

- - --------------------------------------------------------------------------------

     (4) Date filed:

- - --------------------------------------------------------------------------------

[BADGER METER, INC. LOGO]

                               BADGER METER, INC.
                           4545 WEST BROWN DEER ROAD
                           MILWAUKEE, WISCONSIN 53223

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 APRIL 28, 1995

     The Annual Meeting of the Shareholders of Badger Meter, Inc. (the "Company") will be held at the offices of the Company, 4545 West Brown Deer Road, Milwaukee, Wisconsin, 53223, on Friday, April 28, 1995, at 8:30 a.m. local time, for the following purposes:

          1. To elect eight directors to serve for the ensuing year;

          2. To adopt the Badger Meter, Inc. 1995 Stock Option Plan; and

          3. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

     Holders of record of Common Stock and Class B Common Stock of the Company at the close of business on March 1, 1995 will be entitled to notice of and to vote at the meeting and any adjournments or postponements thereof. Holders of Common Stock will be entitled to one vote per share so held. Holders of Class B Common Stock will be entitled to ten votes per share so held.

     Please vote the enclosed proxy form, sign and return it in the envelope provided. You retain the right to revoke the proxy at any time before it is actually voted.

                                          By Order of the Board of Directors

                                          Deirdre C. Elliott, Secretary
April 3, 1995

                               BADGER METER, INC.
                           4545 WEST BROWN DEER ROAD
                           MILWAUKEE, WISCONSIN 53223

                                PROXY STATEMENT

To the Shareholders of
BADGER METER, INC.

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Badger Meter, Inc. (the "Company") to be used at the Annual Meeting of Shareholders of the Company (the "Meeting"), which will be held at 8:30 a.m., Friday, April 28, 1995, at the offices of the Company, 4545 West Brown Deer Road, Milwaukee, Wisconsin 53223, and at any adjournments or postponements thereof.

     Shareholders who execute proxies retain the right to revoke them at any time prior to the voting thereof by giving notice to the Company in writing or in open meeting. Unless so revoked, the shares represented by such proxies will be voted at the Meeting and any adjournments or postponements thereof.

     The record date for shareholders entitled to notice of and to vote at the Meeting is the close of business on March 1, 1995. As of the record date, the Company had 1,188,607 shares of Common Stock (the "Common Stock") of the Company outstanding and entitled to one vote per share, and 562,785 shares of Class B Common Stock (the "Class B Common Stock") of the Company outstanding and entitled to ten votes per share. As of the record date, the total number of votes represented by shares of Common Stock and Class B Common Stock was 6,816,457 votes, consisting of 1,188,607 votes represented by outstanding shares of Common Stock and 5,627,850 votes represented by outstanding shares of Class B Common Stock.

     This Proxy Statement is being furnished to shareholders of the Company on or about April 3, 1995.

                      NOMINATION AND ELECTION OF DIRECTORS

     At the Meeting, holders of Common Stock and Class B Common Stock, voting as a single class, shall be entitled to elect eight directors. Directors will be elected by a plurality of votes cast at the Meeting (assuming a quorum is present). Consequently, any shares not voted at the Meeting, whether due to abstentions, broker nonvotes or otherwise, will have no impact on the election of directors.

     Proxies received representing one vote per share of Common Stock or representing ten votes per share of Class B Common Stock will, unless otherwise directed, be voted in favor of the election of each of the eight persons named below to serve as directors until the next Annual Meeting of Shareholders or until their respective successors have qualified and been elected.

     Listed below are the names of the nominees of the Board of Directors for the office of director for the ensuing year, together with certain additional information concerning each such nominee. The eight nominees are presently directors of the Company. If any of the nominees should be unable or unwilling to serve, the proxies, pursuant to the authority granted to them by the Board of Directors, shall have discretionary authority to select and vote for substitute nominees. The Board of Directors has no reason to believe that any of the nominees will be unable or unwilling to serve.

                       NOMINEES FOR ELECTION AS DIRECTORS

        NAME AND POSITION                                                                  DIRECTOR
          WITH COMPANY             AGE      BUSINESS EXPERIENCE DURING LAST FIVE YEARS      SINCE
- - ---------------------------------  ---    ----------------------------------------------   --------
James L. Forbes..................  62     Badger Meter, Inc.: President and Chief            1981
  President and Chief Executive           Executive Officer.
  Officer
Robert M. Hoffer.................  74     WICOR, Inc. (a holding company): Retired           1967
                                          Chairman and Chief Executive Officer.
                                          Wisconsin Gas Company (gas distribution
                                          utility): Retired Chairman and Chief Executive
                                          Officer.
Charles F. James, Jr.............  63     University of Wisconsin Milwaukee: Dean of the     1986
                                          College of Engineering and Applied Science.
Donald J. Schuenke...............  66     Northern Telecom Limited: Chairman.                1982
                                          Northwestern Mutual Life Insurance Company:
                                          Retired Chairman and Chief Executive Officer;
                                          previously President and Chief Executive
                                          Officer.
Warren R. Stumpe.................  69     Radian Corporation (engineering, scientific        1985
                                          and technical services): Vice President
                                          1987-1990 (retired).
Edwin P. Wiley...................  65     Foley & Lardner (law firm): Partner.               1973
James O. Wright..................  74     Badger Meter, Inc.: Chairman of the Board.         1948
  Chairman of the Board
James O. Wright, Jr..............  49     Wright Tax and Bookkeeping Service: Owner.         1978

     Messrs. James O. Wright, James L. Forbes and James O. Wright, Jr. may be deemed to "control" the Company because of their voting power over 425,163 shares of Class B Common Stock. This stock held in the Badger Meter Voting Trust represents 4,251,630 votes or approximately 62.4% of the votes represented by outstanding shares of Common Stock and Class B Common Stock. (See "Stock Ownership of Management and Others.") James L. Forbes and James O. Wright each have additional voting power over 52,823 shares of Common Stock and 86,822 shares of Class B Common Stock as trustees of the Badger Meter Officers' Voting Trust, for total voting power over 52,823 shares of Common Stock and 511,985 shares of Class B Common Stock, representing 5,172,673 votes or approximately 75.9% of the votes represented by outstanding shares of Common Stock and Class B Common Stock.

     Mr. James O. Wright, Jr. is the son of James O. Wright, Chairman of the Company.

     Certain directors of the Company also serve as directors of other companies, some of which are publicly held. Mr. Forbes is a director of Firstar Trust Company, Firstar Corporation, Universal Foods Corporation, and United Wisconsin Services, Inc. Mr. Hoffer is a director of Applied Power, Inc. Mr. Schuenke is a director of A. O. Smith Corporation, Northern Telecom Limited and Federal Home Loan Mortgage Corporation. Mr. Stumpe is a director of Unico, Inc. Mr. James O. Wright is a director of Marshall & Ilsley Corporation.

COMMITTEES, MEETINGS AND ATTENDANCE

     The Board of Directors of the Company has six standing committees: Audit, Compensation, Compliance, Nominating, Employee Benefit Plans and Technology.

     The Audit Committee, which met twice in 1994, consists of Messrs. Hoffer (Chairman), James and Schuenke. The Audit Committee recommends to the Board of Directors independent auditors for selection by the Company, discusses with the independent auditors and internal auditors the scope and results of audits, and approves and reviews any non-audit services performed by the Company's independent auditing firm.

     The Compensation Committee, which met at the end of December, 1993 for determination of base compensations for the year 1994, and in February, 1995 to determine bonuses and grants of stock options for 1994, consists of Messrs. Schuenke (Chairman), Hoffer, Wiley and Wright. The Compensation Committee reviews and establishes all forms of compensation for the officers of the Company, and administers the Company's benefit plans including the Restricted Stock Plan, the 1989 Stock Option Plan and the 1993 Stock Option Plan.

     The Compliance Committee, which met twice in 1994, consists of Messrs. Hoffer (Chairman), Stumpe, Wiley, Wright and Wright, Jr. The Compliance Committee monitors the Company's compliance with the Company's policies governing activities which include but are not limited to business ethics, environment, safety, diversity and quality processes.

     The Nominating Committee, which met once in 1994, consists of Messrs. Forbes (Chairman), Stumpe, Wright and Wright, Jr. The Nominating Committee selects nominees for the Company's Board of Directors and reviews the succession of executive management. This committee will consider nominees for director recommended by the shareholders but has no established procedures which must be followed.

     The Employee Benefit Plans Committee, which met twice in 1994, consists of Messrs. Wright, Jr. (Chairman), Schuenke, Wiley and Wright. The Employee Benefit Plans Committee oversees the administration of the Company's pension plans, savings plans, employee stock ownership plans and other retirement plans.

     The Technology Committee, which met one time in 1994, consists of Messrs. James (Chairman), Stumpe and Wright. This committee assesses the development and maintenance of the technologies used by the Company in all aspects of the Company's operations.

     The Board of Directors held five meetings in 1994. All directors attended at least 75% of the meetings of the Board of Directors and committees on which they serve.

DIRECTOR COMPENSATION

     All directors who are not employees of the Company were compensated at the rate of $1,200 for each Board of Directors meeting that they attended and were reimbursed for out-of-pocket travel, lodging and meal expenses. Directors who are not employees of the Company were paid additional fees of $750 per month and were compensated at the rate of $750 for each committee meeting they attended. Non-employee members of the committees are compensated $1,000 for out-of-town or all-day meetings.

                    STOCK OWNERSHIP OF MANAGEMENT AND OTHERS

     The following table sets forth, as of March 1, 1995, the number of shares of the Company's Common Stock and Class B Common Stock beneficially owned by (i) each director of the Company, (ii) each of the executive officers named in the Summary Compensation Table set forth below, (iii) all directors and officers of the Company as a group, and (iv) each person known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock and/or Class B Common Stock (as reported to the Securities and Exchange Commission). Beneficial ownership of shares is reported in the following table and footnotes in accordance with the beneficial ownership rules promulgated by the Securities and Exchange Commission. Such rules define "beneficial owner" of a security to include any person who has or shares voting power or investment power with respect to such security.

     Compliance with these rules results in overlapping beneficial ownership of shares. Therefore, certain shares set forth in the table below are reported as being beneficially owned by more than one person. Although the beneficial owners of shares of Class B Common Stock are deemed to beneficially own an equal number of shares of Common Stock, due to the convertibility of Class B Common Stock into Common Stock, no "double counting" with respect to the two classes of Common Stock is reported.

     In the aggregate, approximately 106,622 shares of Common Stock and 512,085 shares of Class B Common Stock, representing an aggregate of 5,227,472 votes or approximately 76.2% of the votes represented by the aggregate outstanding shares of Common Stock and Class B Common Stock, are held by directors and officers of the Company as a group.

        AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP OF BADGER METER, INC.
          COMMON STOCK(1) (UNLESS DESIGNATED AS CLASS B COMMON STOCK)

                                                                                         NUMBER OF SHARES
                                                                                           BENEFICIALLY
                                    OPTIONS             SOLE             SHARED             OWNED AND
                                  EXERCISABLE        BENEFICIAL        BENEFICIAL        PERCENT OF CLASS
             NAME                WITHIN 60 DAYS     OWNERSHIP(2)      OWNERSHIP(2)         OUTSTANDING
- - ------------------------------   --------------     ------------      -------------      ----------------
James O. Wright
  Common Stock(1).............        3,000            542(4)          53,823(3)(6)(8)         57,365
                                                                                                  4.8%
  Class B Common Stock........                                        511,985(3)(5)(6)        511,985
                                                                                                 91.0%
James L. Forbes
  Common Stock(1).............        2,700         16,310(3)(4)       52,823(3)(6)            58,005
                                                                                                  4.9%
  Class B Common Stock........                      27,400(3)         511,985(3)(5)(6)        511,985
                                                                                                 91.0%
Robert M. Hoffer
  Common Stock(1).............        3,000            500                                      3,500
                                                                                                  0.3%
Charles F. James, Jr.
  Common Stock(1).............        3,000                               300                   3,300
                                                                                                  0.3%
Donald J. Schuenke
  Common Stock(1).............        3,000          1,500                                      4,500
                                                                                                  0.3%
Warren R. Stumpe
  Common Stock(1).............        3,000          1,000                                      4,000
                                                                                                  0.3%
Edwin P. Wiley
  Common Stock(1).............        3,000                               200                   3,200
                                                                                                  0.3%
  Class B Common Stock........                         100            286,200(5)(7)           286,300
                                                                                                 50.9%
James O. Wright, Jr.
  Common Stock(1).............        3,000             25                                      3,025
                                                                                                  0.2%
  Class B Common Stock........                       6,156(5)         425,163(5)(7)           425,163
                                                                                                 75.5%
Robert D. Belan
  Common Stock(1).............        3,533            639(3)(4)                                4,172
                                                                                                  0.4%
  Class B Common Stock........                       5,830(3)                                   5,830
                                                                                                  1.0%
Ronald H. Dix
  Common Stock(1).............        3,533          3,856(3)(4)       66,523(3)(6)            71,232
                                                                                                  6.0%
  Class B Common Stock........                       8,992(3)          86,822(3)(6)            86,822
                                                                                                 15.4%

                                                                                         NUMBER OF SHARES
                                                                                           BENEFICIALLY
                                    OPTIONS             SOLE             SHARED             OWNED AND
                                  EXERCISABLE        BENEFICIAL        BENEFICIAL        PERCENT OF CLASS
             NAME                WITHIN 60 DAYS     OWNERSHIP(2)      OWNERSHIP(2)         OUTSTANDING
- - ------------------------------   --------------     ------------      -------------      ----------------
William H. Vander Heyden
  Common Stock(1).............        2,700           10,506(3)(4)           200               13,406
                                                                                                  1.1%
  Class B Common Stock........                        11,250(3)                                11,250
                                                                                                  2.0%
William J. Shinners
  Common Stock(1).............        3,200            2,771(3)(4)        13,700(6)            19,671
                                                                                                  1.6%
  Class B Common Stock........                         4,400(3)                                 4,400
                                                                                                  0.8%
All Directors and Officers as
  a Group (15 persons,
  including those named above)
  Common Stock(1).............       40,866           41,921(3)(4)        68,223(3)(6)(8)     151,010
                                                                                                 12.3%
  Class B Common Stock........                        70,326(3)(5)       511,985(3)(5)(6)     512,085
                                                                                (7)              91.0%
William H. Alverson
780 N. Water Street
Milwaukee, WI 53202
  Common Stock(1).............                                             3,904(7)             3,904
                                                                                                  0.3%
  Class B Common Stock........                                            75,434(5)(7)         75,434
                                                                                                 13.4%
William C. Wright
11740 N. Port Washington Rd.
Mequon, WI 53092
  Common Stock(1).............                         4,959               3,904(7)             8,863
                                                                                                  0.7%
  Class B Common Stock........                                            75,434(5)(7)         75,434
                                                                                                 13.4%
John F. Callan
777 East Wisconsin Ave.
Milwaukee, WI 53202
  Class B Common Stock........                                           190,000(5)(7)        190,000
                                                                                                 33.8%
Dimensional Fund Advisors Inc.
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401
  Common Stock(1).............                        41,200(9)(10)                            41,200
                                                                                                  3.5%
  Class B Common Stock........                        49,600(9)(10)                            49,600
                                                                                                  8.8%
Mitchell Hutchins
  Institutional
Investors, Inc.
1285 Avenue of the Americas
New York, NY 10019
  Common Stock(1).............                                           107,500              107,500
                                                                                                  9.0%

- - -------------------------
 (1) Class B Common Stock is convertible on a share-for-share basis into Common Stock at any time at the discretion of the holder thereof. As a result, a holder of Class B Common Stock is deemed to beneficially own an equal number of shares of Common Stock which such shareholder acquires upon the conversion of Class B Common Stock. However, in order to avoid overstatement of the aggregate beneficial ownership of Common Stock and Class B Common Stock, the Common Stock reported as beneficially owned does not include Common Stock which may be acquired upon the conversion of Class B Common Stock. Similarly, the percentage of outstanding Common Stock beneficially owned is determined with respect to the total number of shares of Common Stock outstanding as of March 1, 1995 (1,188,607 shares), which does not include shares of Common Stock which may be issued upon conversion of Class B Common Stock.

 (2) Unless otherwise indicated, the beneficial owner has sole investment and voting power or shared voting and investment power over the reported shares.

 (3) The Badger Meter Officers' Voting Trust ("Officers' Trust"), of which James
     O. Wright, Ronald H. Dix and James L. Forbes are trustees, holds 52,823 shares of Common Stock and 86,822 shares of Class B Common Stock. The address of the trustees is 4545 West Brown Deer Road, Milwaukee, WI 53223. The trustees of the Officers' Trust have the right to vote all shares of Company stock held therein. Whenever beneficiaries of the Officers' Trust possessing trust interests representing in the aggregate at least 75% of all the votes represented in the Officers' Trust direct the sale or other disposition of shares and dissolution of the trust, the trustees must make the sale or other disposition. When all of the trustees agree and beneficiaries possessing trust interests representing in the aggregate a majority of all of the votes represented in the Officers' Trust give their written approval of the sale or other disposition of shares, the trustees may make the sale or other disposition. The Officers' Trust will exist for 30 years from December 18, 1992 and such additional 30 year renewal periods as follow unless earlier terminated by a vote of beneficiaries holding 75% or more of the votes in the Officers' Trust or by applicable law.

     The Officers' Trust has a $1 million bank credit line used to assist officers in financing the purchase of Company stock. Loans to the Officers' Trust are guaranteed by the Company and the stock purchased by the officers using this credit facility are pledged to the Company to secure the loans. Twenty-one officers, including the named executive officers, have purchased Company stock using this credit facility.

     Mr. James O. Wright, Mr. Ronald H. Dix and Mr. James L. Forbes all share voting power in all of the shares deposited in the Officers' Trust. Beneficiaries of the Officers' Trust have sole investment power over only those shares individually deposited in the Officers' Trust. Mr. Dix has sole investment power over 2,480 shares of Common Stock and 8,992 shares of Class B Common Stock. Mr. Forbes has sole investment power over 13,828 shares of Common Stock and 27,400 shares of Class B Common Stock. Mr. Belan, Mr. Shinners and Mr. Vander Heyden have sole investment power (but no voting power) over 170, 1,750 and 8,620 shares of Common Stock and 5,830, 4,400 and 11,250 shares of Class B Common Stock, respectively.

 (4) In conjunction with the Badger Meter, Inc. Employee Savings and Stock Ownership Plan, Common Stock included in the preceding table has been allocated to the following directors and/or officers as follows: James O. Wright, 542 shares; James L. Forbes, 2,482 shares; Robert D. Belan, 469 shares; Ronald H. Dix, 1,176 shares; William H. Vander Heyden, 1,886 shares; William J. Shinners, 1,021 shares and all officers as a group (including Messrs. Wright and Forbes) 8,896 shares. A person who has been allocated shares pursuant to this plan has sole voting power but no investment power with respect to these shares.

 (5) The Badger Meter Voting Trust ("Voting Trust"), of which James O. Wright, James L. Forbes and James O. Wright, Jr. are trustees, holds 425,163 shares of Class B Common Stock. The address of the trustees is 4545 West Brown Deer Road, Milwaukee, WI 53223. The trustees of the Voting Trust have the right to vote all shares of Company stock held therein. The Voting Trust will exist for 30 years beyond the lives of certain members of the Wright Family, unless earlier terminated by a vote of holders of Voting Trust certificates representing 75% of the stock then held therein or by applicable law. Shares held in the Voting Trust include shares reported above as beneficially owned by other named persons, each of whom may have shared investment power over the shares listed, as follows: (a) 75,434 of the shares reported as beneficially owned by Mr. William C. Wright (which includes the 75,434 shares reported as beneficially owned by William H. Alverson); (b) 286,200 of the shares reported as beneficially owned by Edwin P. Wiley; (c) 244,180 of the shares reported as beneficially owned by James O. Wright; (d) 106,680 of the shares reported as beneficially owned by James O. Wright, Jr. and (e) 190,000 of the shares reported as beneficially owned by John F. Callan. Mr. James O. Wright, Jr. has sole investment power over 6,156 shares of Class B Common Stock held in the Voting Trust.

 (6) Shares have been awarded pursuant to the Company's Restricted Stock Plan, which provides that a person who has been awarded restricted shares has no investment power or voting power in the shares but is entitled to receive the dividends until the expiration of the restricted period. All of the officers who held restricted shares deposited their stock in the Badger Meter Officers' Voting Trust on March 10, 1992 (see note 3 above). These shares are therefore reflected in the preceding table only for Messrs. Forbes, Wright and Dix solely as trustees of the Officers' Voting Trust. Restricted shares were also awarded to employees who are not Company officers. These shares are held by the BMI EBPA Company, which has sole voting power over those shares. Mr. Dix and Mr. Shinners are general partners of the BMI EBPA Company, and their shared voting power in these shares is therefore reflected on the preceding table.

 (7) The number of shares shown includes shares which are reported as beneficially owned solely because such persons are co-trustees of trusts for the benefit of various Wright family members, as follows: Edwin P. Wiley, 286,200 shares; James O. Wright, Jr., 106,680 shares; William H. Alverson, 79,338 shares; James O. Wright, 244,180 shares; William C. Wright, 79,338 shares; and John F. Callan, 190,000 shares. All of these shares are held in the Voting Trust. (see note 5 above)

 (8) Includes 1,000 shares of Common Stock over which Mr. Wright has shared investment power and no voting power.

 (9) The reported shares are held in the portfolios of advisory clients of Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor. Dimensional disclaims beneficial ownership of such shares.

(10) Includes 18,000 shares of Common Stock and 20,300 shares of Class B Common Stock over which Dimensional has sole investment but no voting power. Persons who are officers of Dimensional also serve as officers of DFA Investment Dimensions Group Inc. (the "Fund") and The Investment Trust Company (the "Trust"), each an open-end management investment company registered under the Investment Company Act of 1940. In their capacity as officers of the Fund and the Trust, these persons vote 15,000 additional shares of Common Stock and 20,330 additional shares of Class B Common Stock which are owned by the Fund and 700 shares of Common Stock which are owned by the Trust. Dimensional has sole investment power over such shares.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth certain information regarding compensation paid during each of the Company's last three fiscal years to the Company's Chief Executive Officer and each of the Company's four other most highly compensated executive officers, based on salary and bonus earned during fiscal 1994.

                                                                                 LONG-TERM COMPENSATION
                                                                                -------------------------
                                                                                         AWARDS
                                                 ANNUAL COMPENSATION            -------------------------
                                       ---------------------------------------  RESTRICTED    SECURITIES    ALL OTHER
      NAME AND PRINCIPAL       FISCAL                           OTHER ANNUAL       STOCK      UNDERLYING   COMPENSATION
           POSITION             YEAR   SALARY ($)  BONUS ($)  COMPENSATION ($)  AWARD(S)($)   OPTIONS (#)     ($)(3)
- - ------------------------------ ------  ----------  ---------  ----------------  -----------   -----------  ------------
James L. Forbes...............  1994    $291,891    $90,000       $ 52,000(1)           0            0        $2,002
  President                     1993     280,935     70,000              0(2)           0            0         2,661
                                1992     268,313          0         85,205              0            0         2,182

William H. Vander Heyden......  1994     198,784     48,824              0(2)           0            0         2,002
  President -- Industrial       1993     191,697          0              0              0            0         2,305
  Division                      1992     182,794          0         42,603              0            0         1,828

Robert D. Belan...............  1994     159,119     40,380              0              0            0         2,000
  President -- Utility          1993     149,170     49,600              0              0        2,500         2,223
  Division                      1992     137,998          0              0        $20,100(4)     1,800         1,380

Ronald H. Dix.................  1994     124,925     28,154         28,814(1)           0            0         1,674
  Vice President Admin. &       1993     118,677     18,700              0              0        2,500         1,668
  Human Resources               1992     111,233          0              0              0            0         1,112

William J. Shinners...........  1994     106,841     24,278         28,814(1)           0            0         1,448
  Vice President -- Controller  1993     104,177     16,600              0              0        1,500         1,480
                                1992      98,983          0              0              0            0         1,063

- - -------------------------
(1) Messrs. Forbes, Dix and Shinners were reimbursed for a portion of their estimated additional 1994 income taxes as the result of the expiration of restrictions on stock granted to them in 1986 pursuant to the Company's Restricted Stock Plan approved by the shareholders in 1984.

(2) In 1992, Messrs. Forbes and Vander Heyden received a reimbursement of the additional estimated income tax as a result of the expiration of restrictions on restricted shares issued to them in 1984.

(3) Company contribution to Badger Meter, Inc. Employee Savings and Stock Ownership Plan (ESSOP).

(4) Mr. Belan holds 2,200 shares of restricted stock at December 31, 1994 with an aggregate value of $52,525. Dividends are paid on Restricted Stock and Restricted Stock becomes freely transferable in the event of a change in control of the Company.

     Certain benefits (including social club dues, automobile and legal and accounting services) were provided through the Company to the executive officers named in the table above. In 1994, the aggregate amount of such benefits for each of the executive officers named in the table did not exceed 10% of such officer's cash compensation.

OPTION GRANTS IN 1994

     There were no options to purchase Common Stock granted in 1994 to the five individuals named in the Summary Compensation Table.

AGGREGATED OPTION EXERCISES IN 1994 AND YEAR-END OPTION VALUES

     The following table sets forth certain information concerning the exercise in 1994 of options to purchase Common Stock by the five individuals named in the Summary Compensation Table and the unexercised options to purchase Common Stock held by such individuals at December 31, 1994.

                                                                NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                                  SHARES                       UNDERLYING UNEXERCISED       IN-THE-MONEY OPTIONS AT
                                ACQUIRED ON       VALUE         OPTIONS AT FY-END(#)               FY-END($)
            NAME                EXERCISE(#)    REALIZED($)    EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
- - -----------------------------   -----------    -----------    -------------------------    -------------------------
James L. Forbes..............     None           N/A             2,700/    0                 $18,225/      0
William H. Vander Heyden.....     None           N/A             2,700/    0                 $18,225/      0
Robert D. Belan..............     None           N/A             3,533/2,267                 $18,582/$12,193
Ronald H. Dix................     None           N/A             3,533/1,667                 $22,182/$ 7,918
William J. Shinners..........     None           N/A             3,200/1,000                 $20,600/$ 4,750

PENSION PLAN TABLE

     Based on the assumption that retirement occurs at age 65, the following table shows the approximate annual retirement benefit for salaried employees retiring in 1994, based on the benefit formula described below.

  AVERAGE                                 YEARS OF SERVICE
   ANNUAL        -------------------------------------------------------------------
COMPENSATION       10          15          20          25          30          35
- - ------------     -------     -------     -------     -------     -------     -------
  $125,000       $17,292     $25,945     $34,594     $43,242     $51,890     $51,890
  150,000         21,048      31,578      42,094      52,617      63,140      63,140
  175,000         24,888      37,332      49,776      62,220      74,664      74,664
  200,000         28,632      42,948      57,264      71,580      85,896      85,896
  250,000         31,524      47,286      63,048      78,810      94,572      94,572
  300,000         31,524      47,286      63,048      78,810      94,572      94,572
  350,000         31,524      47,286      63,048      78,810      94,572      94,572
  400,000         31,524      47,286      63,048      78,810      94,572      94,572
  450,000         31,524      47,286      63,048      78,810      94,572      94,572

     Average annual compensation covered by the Pension Plan is a participant's salary and bonus, as shown in the Summary Compensation Table, whether or not such compensation has been deferred at the participant's election. Under the Pension Plan, the monthly pension at normal retirement (age 65) for all executive officers is equal to the sum of nine-tenths percent (0.9%) of the participant's average monthly compensation (based on the highest 60 months of the last 120 months compensation) multiplied by the participant's years of service, not to exceed thirty; and six-tenths percent (0.6%) of the participant's average monthly compensation in excess of the taxable Social Security monthly wage base, multiplied by the participant's years of service, not to exceed thirty. IRS regulations limit the amount of compensation to be considered in benefit calculations to $150,000. Notwithstanding these regulations, a participant's benefit would not be reduced below the benefit earned through December 31, 1993. The unreduced benefit is reflected in the above table. Benefits become fully vested after five years of credited service. Benefits listed in the Pension Plan Table are not subject to any deductions for Social Security or other offset amounts.

     All officers of the Company participate in the Pension Plan. The years of credited service under the Pension Plan for each individual named in the Summary Compensation Table are as follows: Mr. Forbes (15), Mr. Vander Heyden (32), Mr. Belan (5), Mr. Dix (13) and Mr. Shinners (23). The current remuneration for these individuals for purposes of the Pension Plan is set forth in the Summary Compensation Table.

     In 1990, Messrs. Forbes, Vander Heyden, Dix and Shinners agreed to the cancellation of substantially all of their post-retirement group term life insurance in exchange for an unfunded supplemental retirement plan. This plan provides for the payment of 20% of the participant's final monthly salary for 120 months after retirement. Assuming no increase in salary before retirement they would be paid additional annual pensions of $59,000, $40,000, $24,800 and $21,000, respectively.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors. The Committee is composed of four non-employee directors. Following the Committee's review and approval, all matters related to executive compensation are reported to the full Board of Directors for approval.

     The powers and duties of the Compensation Committee are:

          1. To review and approve all forms of compensation and fringe benefits for all Corporate Officers, except assistant officers;

          2. To review recommendations for and granting of stock options and administer such other compensation and other forms of benefit plans that may properly come before this Committee in accordance with the respective plans;

          3. To review and approve annually the corporate incentive plan and incentives to be paid;

          4. To review, and recommend to the board, fees and compensation of non-employee directors for service on the board or its committees or to the Company in any advisory capacity;

          5. To review and approve the information relative to executive compensation, including the information which appears in the corporation's annual proxy statement; and

          6. To submit to the Corporate Secretary minutes of each meeting held by the Committee.

     The compensation policies which are used as a general guideline for the Committee as it carries out its powers and duties are:

          1. The design of executive pay programs is intended to attract and retain qualified executive officers, motivate and reward performance;

          2. Achievement of annual incentive compensation levels is dependent upon the attainment of performance goals as approved by the Compensation Committee;

          3. Long-term incentive programs focus on the enhancement of shareholder value through the use of stock options; and

          4. The Committee will use its judgment to achieve a fair and competitive compensation structure, utilizing both short-term and long-term plans, with fixed and variable components.

     In making its decisions, the Compensation Committee reviews:

          1. Competitive compensation data for organizations of similar size and similar business activity, considering both base salary and bonus data separately and on a combined basis;

          2. Financial performance for the Company as a whole and various operating units, relative to prior year, the budget and other meaningful financial data; and

          3. Personal performance, including objectives approved by the Compensation Committee and on a discretionary basis, where appropriate.

     The compensation program for the executive officers of the Company involves base salaries, short-term incentive bonuses and a long-term program using stock options.

     Base Salaries. Salary rate ranges are established for each officer position. The rate ranges are reviewed annually by the Compensation Committee, using data supplied by an independent consulting firm on organizations of similar size and similar business activity. Similar size for 1994 was deemed as companies with sales between $50 million and $200 million. The companies in the performance peer group set forth on page 13 may or may not be included in the survey, as that performance peer group is limited to publicly held companies. The compensation survey incorporates all companies of similar size, including privately held companies, and has a broader definition of similar business activity, thereby providing the best basis for evaluating compensation relative to the companies that compete with the Company for executives. The data includes both salaries and total cash compensation. This process has been used by the Compensation Committee for the past six years. Based on a review of the data, the Compensation Committee approved a two percent increase in the rate ranges for 1995. The Compensation Committee approved a three percent increase in the rate ranges for 1994 at its December, 1993 meeting. The Company's policy is to pay executives at market, so the midpoint of the rate range reflects compensation for similar positions in organizations of similar size and similar business. Each of the individual officers' compensation falls within the appropriate rate range.

     In establishing the compensation of each officer, including the President/Chief Executive Officer, the Compensation Committee is given a five-year history, including base salary, short-term incentive awards, and long-term compensation programs. The Committee is also furnished with a schedule showing the Common Stock and Class B Common Stock ownership of each officer, including options and restricted shares.

     The base compensation for each employee is established by first determining the employee's position within the applicable rate range and then considering various performance factors. For those employees who are managers of an operating unit, the financial performance of that particular unit, relative to the prior year, the budget and the current economic condition of the market being served are considered. Other non-financial objectives examined include any change in market share, new product development, customer service and the quality attainment of various products. Because the philosophy of the Company is one of long-term goals and objectives, greater weight is given to the long-term factors and lesser weight to the annual financial performance for base compensation considerations.

     The base salary increases approved by the Compensation Committee ranged from 3.0 to 6.5 percent, with the Chief Executive Officer being granted a 5.1 percent increase, after evaluation of the factors set forth above relative to each individual's circumstances and performance.

     Short-Term Incentive Plan. Under the short-term incentive plan, the maximum bonus payable is 50 percent of base salary for the President/Chief Executive Officer and 35-40 percent for the other officers. There are three factors to the short-term incentive plan. The financial factor, generally 50 percent of the overall bonus potential, is based on the attainment of a certain earnings per share threshold established for the Company overall or the particular operating unit, approved at the beginning of each year by the Compensation Committee. The second factor, generally 25 percent of the incentive bonus potential, is a set of objectives for each officer, determined in advance and agreed to by the Compensation Committee. These objectives are non-financial and include such things as personnel development, product development, systems enhancements and compliance programs. The third factor, generally 25 percent of the short-term incentive bonus plan potential, is discretionary, giving the Compensation Committee the ability to compensate officers for outstanding individual performance, other than financial and specific items included in their objectives. Under the terms of the short-term incentive plan, bonuses cannot be paid on the objective or discretionary factors unless the minimum goal, for the overall corporation or for one of the operating units, based on earnings per share, is met. For 1994, the bonuses for the executive officers range from a low of 22.5 percent to a high of 30.5 percent. The President/Chief Executive Officer received a bonus of $90,000.

     In determining the individual short-term incentive awards, the financial factor was based on earnings per share of the corporation or the individual unit and the objective and discretionary factors were based upon the performance of the individual executive.

     Long-Term Compensation Plans/Stock Option Plans. The long-term compensation programs, presently consisting of the Company's 1989 Stock Option Plan (the "1989 Plan") and the 1993 Stock Option Plan (the "1993 Plan"), present an opportunity for officers to gain equity ownership in the Company. All of the stock options are granted at the market price on the date of grant. At the February, 1995 meeting, options were granted to a total of 51 employees other than the individuals named in the Summary Compensation Table for varying amounts of 300, 500, 1,500 and 2,500 shares. Mr. Belan and Mr. Dix each received an option for 2,500 shares in 1995. The options were granted in 1995 and will therefore be set forth in the Option/SAR Grants

Table in the 1995 Proxy Statement. Currently there are 232 employees who have been granted options, representing in excess of 25 percent of the Company's employees. The number of options granted to the individuals named in the Summary Compensation Table was based upon and deemed reasonable in view of the number of options granted to the other participants. Certain executive officers were not granted stock options because of their participation in earlier long-term programs, as reflected on the individual ownership schedule provided to the Committee.

     Section 162(m) Limitations. It is anticipated all 1995 compensation to executives will be fully deductible under Section 162(m) of the Internal Revenue Code and therefore the Compensation Committee determined that a policy with respect to qualifying compensation paid to certain executive officers for deductibility is not necessary.

     The foregoing report has been approved by all members of the Committee.

                                          The Compensation Committee
                                            Donald J. Schuenke, Chairman
                                            Robert M. Hoffer
                                            Edwin P. Wiley
                                            James O. Wright

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee currently consists of Messrs. Schuenke, Hoffer, Wiley and Wright. Mr. Wiley is a partner in the law firm of Foley & Lardner, Milwaukee, Wisconsin, which has served as legal counsel to the Company for many years.

     Mr. James O. Wright, Chairman of the Board of the Company, has served as a consultant to the Company since March 1, 1988. An annually renewable consulting agreement between Mr. Wright and the Company provides for annual fees, payable in twelve equal monthly installments, and the use of an automobile, for Mr. Wright's services. The Company believes that the benefits received by Mr. Wright represent reasonable compensation for his services. During 1994, Mr. Wright was paid fees of $204,167.

     Mr. Wright, a director of the Company, is also a director of Marshall & Ilsley Corporation. The Company maintains a short-term credit line of $15,000,000 with the M&I Marshall & Ilsley Bank, a subsidiary of Marshall & Ilsley Corporation. During 1994, the maximum indebtedness under this short-term line of credit was $11,800,000. At March 1, 1995, $5,800,000 was the total indebtedness to the M&I Marshall & Ilsley Bank. The terms of the Company's credit lines with the M&I Marshall & Ilsley Bank are comparable to those that would be obtained from an unaffiliated third party.

                               PERFORMANCE GRAPH

     The following graph compares on a cumulative basis the yearly percentage change since January 1, 1989 in (a) the total shareholder return on the Common Stock with (b) the total return on the American Stock Exchange Corporate Index and (c) the total return of a peer group made up of 17 companies in similar industries and with similar market capitalization as selected by an independent consulting firm. The graph assumes $100.00 invested on January 1, 1989. It further assumes the reinvestment of dividends. The returns of each component company in the peer group have also been weighted based on such company's relative market capitalization.

            COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN OF COMPANY,
                          PEER GROUP AND BROAD MARKET

      MEASUREMENT PERIOD
    (FISCAL YEAR COVERED)        BADGER METER     PEER GROUP     BROAD MARKET
1989                                       100             100             100
1990                                     73.46           90.25           84.80
1991                                     84.57           98.33          104.45
1992                                     99.86           95.76          105.88
1993                                    112.81           98.57          125.79
1994                                    145.20          118.75          111.12

* Peer Group consists of Autoclave Engineers, Inc., Badger Meter, Inc., Bio/Rad Labs, Candela Laser Corp., CEM Corp., Cimco, Inc., Frequency Electronics, Innovex, Inc., K-Tron International, Inc., Keithly Instruments, Inc., Laser Precision Corp., Lasertechnics, Inc., Medar, Inc., Moore Products Company, Newport Corp., Research Frontiers, Inc. and TSI, Inc. Clinical Data, Inc. has been omitted from this year's Peer Group because it is no longer a publicly-held company.

               PROPOSED BADGER METER, INC. 1995 STOCK OPTION PLAN

GENERAL

     The Board of Directors of the Company has adopted the Badger Meter, Inc. 1995 Stock Option Plan (the "Option Plan") to encourage key employees of the Company and its subsidiaries to become shareholders or to increase their stock ownership of the Company. The Option Plan will become effective upon approval by the affirmative vote of the holders of a majority of the aggregate votes outstanding on Common Stock and Class B Common Stock of the Company present or represented at the Meeting (assuming a quorum is present or so represented). It is intended that certain of the options issued under the Option Plan may constitute incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the

"Code"). The remainder of the options issued under the Option Plan will constitute nonqualified stock options.

     The full text of the Option Plan is set forth as Exhibit A to this Proxy Statement and this brief description is qualified in its entirety by reference to the full text of the Option Plan. The Board of Directors of the Company believes that the Option Plan will promote continuity of management, increased incentive and personal interest in the welfare of the Company by those who are primarily responsible for its long-term growth and financial success.

     Options may be granted to key employees of the Company and its present and future subsidiaries. Approximately 250 employees are currently eligible to participate in the Option Plan.

     The Option Plan will be administered by the Compensation Committee of the Board of Directors (the "Committee") which shall consist of not less than two directors both of whom at the time they exercise discretion in administering the Option Plan will not, and for at least one year prior thereto will not have been, eligible for participation in the Option Plan as employees. The Company's Board of Directors chooses which directors will serve on the Committee. Subject to the express provisions of the Option Plan, the Committee has authority to interpret the Option Plan and make all other determinations necessary or advisable for the administration of the Option Plan.

     The Committee has complete authority, subject to the express provisions of the Option Plan, to select employees to participate in the Option Plan ("Employees"), and to determine the number of shares subject to each option, the time at which the option is to be granted, the type of option, the option period, the option price, and the manner in which the options become exercisable, and to adopt other provisions as it deems necessary or desirable.

     The Option Plan provides for the grant of options representing up to an aggregate of 100,000 shares of Common Stock, subject to adjustment as discussed below. If an option granted under the Option Plan expires, is canceled, or terminates unexercised as to any share of Common Stock subject thereto, or if shares of Common Stock are used to satisfy the Company's withholding tax obligations, such shares will again be available for purposes of the Option Plan. Shares which may be issued under the Option Plan may be authorized but unissued shares, or shares acquired by the Company and held in its treasury. The aggregate fair market value of Common Stock with respect to which any incentive stock options are exercisable for the first time by an optionee during any calendar year under the Option Plan or any other such plan of the Company shall not exceed $100,000. Grants of nonqualified stock options are not subject to this limitation. In the event of any change in the outstanding shares of Common Stock of the Company by reason of any stock dividend or split, reorganization or recapitalization, merger, dissolution, combination or exchange of shares or other similar corporate change, the number of shares of stock subject to the Option Plan and the aggregate number of shares in outstanding option agreements shall be equitably adjusted by the Committee.

     The option price per share of Common Stock will be fixed by the Committee, but incentive stock options will not be less than 100% of the fair market value on the date the option is granted. The Committee will determine the expiration date of each option, but, in the case of an incentive stock option, such expiration date will not be later than ten (10) years after the date of grant. No option shall be assignable or transferable by an optionee except by will or the laws of descent and may be exercised during the life of the optionee only by the optionee.

     An option may be exercised in full or in part by delivery to the Company at its principal office of a written notice of exercise specifying the number of shares with respect to which the option is being exercised. A notice of exercise will be accompanied by full payment of the option price of the shares being purchased (a) in cash or its equivalent; (b) with the consent of the Committee, shares of Common Stock of the Company; or (c) with the consent of the Committee, any combination of (a) and (b).

     The Board of Directors may amend, suspend, or terminate the Option Plan at any time, except that unless approved by the shareholders, no amendment shall
(i) increase the maximum number of shares issuable under the Option Plan, (ii) materially increase the benefits to employees under the Option Plan, (iii) change materially the class of persons eligible to participate in the Option Plan or (iv) change the number, price, expiration date or make any other material change to the options granted to directors hereunder. Termination of the Option Plan will not affect the rights of optionees under options previously granted to them. All unexpired options will continue until, by their own terms and conditions, they lapse or terminate. No incentive stock options may be granted after the tenth (10th) anniversary of the effective date of the Option Plan.

     An optionee has no rights as a shareholder with respect to any shares subject to any option until the date the option has been exercised, the shares have been fully paid, and a stock certificate has been issued.

     No awards have been made to date under the Option Plan. The Company cannot currently determine the awards that may be granted in the future to key employees under the Option Plan. Such determinations will be made from time to time by the Committee. During 1994, no options were granted to directors, named executive officers or key employees under the Badger Meter, Inc. 1993 Stock Option Plan (the "1993 Plan") or the Badger Meter, Inc. 1989 Stock Option Plan.

     On March 1, 1995, the closing price per share of the Common Stock on the American Stock Exchange was $22.75.

TAX CONSEQUENCES

     Certain options granted under the Option Plan are intended to be "incentive stock options" as defined in Section 422 of the Code. If an optionee holds the shares received on exercise of an incentive stock option for at least two years from the date of grant and one year from the date of exercise, he will recognize no federal taxable income as a result of exercise and any gain (or loss) realized by the optionee on the disposition of the stock will be treated as a long-term capital gain (or loss), and no deduction is allowed to the Company. If the holding period requirements are not satisfied, the optionee will recognize ordinary income at the time of disposition equal to the lesser of (i) the gain realized on the disposition, or (ii) the excess of the fair market value of the shares on the date of exercise over the exercise price. Any additional gain on the disposition will be a long-term or short-term capital gain, depending on the length of time the shares were held. The Company is entitled to a deduction equal to the amount of ordinary income recognized by the optionee.

     Upon exercise of a nonqualified stock option, the excess of the fair market value of the shares at the time of exercise over the exercise price is taxable to the optionee as ordinary income. The Company is entitled to a tax deduction in the same amount at the time income is recognized by the optionee. A subsequent disposition of the shares will give rise to long-term or short-term capital gain (or loss), depending on the length of time the shares are held, to the extent the amount realized from the sale differs from the tax basis, i.e., the fair market value of the shares on the date of exercise.

TAX WITHHOLDING

     The Company may deduct and withhold from any cash payable to an optionee such amounts as may be required for the purpose of satisfying the Company's obligation to withhold federal, state or local taxes as the result of the exercise of an option. With the consent of the Committee, an optionee may be permitted to satisfy the Company's withholding tax requirements by electing to have the Company withhold shares of Common Stock otherwise issuable to the optionee, or deliver to the Company shares of Common Stock with a fair market value equal to the amount required to be withheld.

VOTE REQUIRED

     A majority of the votes present or represented at the Meeting (assuming a quorum is present) is required for approval of the Option Plan. The votes represented by the proxies received will be voted FOR approval of the adoption of the Option Plan, unless a vote against such approval or to abstain from voting is specifically indicated on the proxy. Consequently, any shares not voted at the Meeting, whether due to broker non-votes or otherwise (excluding abstentions), will have no impact on the outcome of the vote. Shares of Common Stock and Class B Common Stock as to which holders abstain from voting will be treated as votes against approval of the 1995 Plan.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE COMPANY SHAREHOLDERS VOTE FOR THE ADOPTION OF THE PLAN.

                              CERTAIN TRANSACTIONS

     The Company maintains a short-term credit line of $10,000,000 with Firstar Bank Milwaukee, N.A. During 1994, the maximum indebtedness under this short-term line of credit was $5,000,000. At March 1, 1995, $4,975,000 was the total indebtedness to Firstar Bank Milwaukee, N.A. Mr. Forbes, a director of the Company, is also a director of Firstar Corporation (the parent corporation of Firstar Bank Milwaukee, N.A.). The terms of the Company's credit lines with Firstar Bank Milwaukee, N.A. are comparable to those that would be obtained from an unaffiliated third party.

     The Company maintains a short-term credit line of $15,000,000 with the M&I Marshall & Ilsley Bank, a subsidiary of Marshall & Ilsley Corporation. During 1994, the maximum indebtedness under this short-term line of credit was $11,800,000. At March 1, 1995, $5,800,000 was the total indebtedness to the M&I Marshall & Ilsley Bank. Mr. Wright, a director of the Company, is also a director of Marshall & Ilsley Corporation. The terms of the Company's credit lines with the M&I Marshall & Ilsley Bank are comparable to those that would be obtained from an unaffiliated third party.

     Divisions of The Fall River Group supply castings to the Company. During 1994, the Company purchased $9,738,635 of castings from The Fall River Group. Charles F. Wright, the Chief Executive Officer of The Fall River Group, is a beneficiary of one of the trusts of which William C. Wright and William H. Alverson (who each report beneficial ownership of 13.4% of the Company's Class B Common Stock) are trustees. The amounts paid by the Company for the castings are at prevailing market rates.

                              INDEPENDENT AUDITORS

     Ernst & Young LLP, the Company's independent auditors for many years, has been selected to audit the Company and its subsidiaries for 1995.
Representatives of Ernst & Young LLP will be present at the Annual Meeting to respond to appropriate questions and to make a statement if they desire to do so.

                                 OTHER MATTERS

     The Company has filed an Annual Report on Form 10-K with the Securities and Exchange Commission for its fiscal year ended December 31, 1994. The Company will provide a copy of this Form 10-K report without charge to each person who is a record or beneficial holder of shares of Common Stock or Class B Common Stock on the record date for the Meeting and who submits a written request for it. Requests for copies of the Form 10-K should be addressed to Secretary, Badger Meter, Inc., 4545 West Brown Deer Road, P.O. Box 23099, Milwaukee, Wisconsin 53223.

     The cost of solicitation of proxies will be borne by the Company. Brokers, nominees and custodians who hold stock in their names and who solicit proxies from the beneficial owners will be reimbursed by the Company for out-of-pocket and reasonable clerical expenses.

     The Board of Directors does not intend to present at the Meeting any matters other than those set forth herein and does not presently know of any other matters that may be presented to the Meeting by others. However, if any other matters should properly come before the Meeting, it is the intention of the persons named in the enclosed proxy to vote said proxy on any such matters in accordance with their best judgment.

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors to file reports concerning the ownership of Company equity securities with the Securities and Exchange Commission and the Company. Based on the Company's review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that, during the year ended December 31, 1994, its officers and directors complied with all filing requirements applicable to them, except that James O. Wright, Jr. inadvertently reported late certain holdings of a family trust in which he disclaims a beneficial interest and which were required to be reported solely as a result of his appointment as a co-trustee of the trust.

     A shareholder wishing to include a proposal in the proxy statement for the 1996 Annual Meeting of Shareholders must forward the proposal to the Company by December 5, 1995.

                                          Deirdre C. Elliott
                                            Secretary

April 3, 1995

                                                                       EXHIBIT A

                               BADGER METER, INC.
                             1995 STOCK OPTION PLAN

1. PURPOSE

     The purpose of the Badger Meter, Inc. 1995 Stock Option Plan (the "Plan") is to promote the best interests of Badger Meter, Inc. (the "Corporation") and its shareholders by encouraging key employees of the Corporation and its subsidiaries to secure or increase on reasonable terms their stock ownership in the Corporation. The Board of Directors of the Corporation believes the Plan will promote continuity of management, increased incentive and personal interest in the welfare of the Corporation by those who are primarily responsible for shaping and carrying out the long-range plans of the Corporation and its subsidiaries and securing their continued growth and financial success. It is intended that certain of the options issued under the Plan may constitute incentive stock options within the meaning of Section 422 of the Internal Revenue Code ("Incentive Stock Options") and the remainder of the options issued under the Plan will constitute non-qualified stock options ("Non-qualified Stock Options").

2. EFFECTIVE DATE

     The Plan shall become effective on the date of adoption by the Board of Directors of the Corporation (the "Board"), subject to the approval and ratification of the Plan by the shareholders of the Corporation within twelve
(12) months of the date of adoption by the Board, and all options granted prior to such shareholder approval shall be subject to such approval.

3. ADMINISTRATION

     (a) The Plan shall be administered by the Compensation Committee of the Board (the "Committee") as such Committee may be constituted from time to time. The Committee shall consist of not less than two members of the Board selected by the Board, each of whom shall be a "disinterested person" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 ("Exchange Act"), or any successor rule or regulation thereto. A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made by a majority vote at a meeting duly called and held.

     (b) Subject to the express provisions of the Plan, the Committee shall have complete authority to select the key employees to whom options shall be granted, to determine the number of shares subject to each option, the time at which the option is to be granted, the type of option, the option period, the option price and the manner in which options become exercisable, and shall establish such other terms and conditions of the options as the Committee may deem necessary or desirable. In making such determinations, the Committee may take into account the nature of the services rendered by the respective employees, their present and potential contribution to the success of their respective organizations and such other factors as the Committee in its discretion shall deem relevant. Subject to the express provisions of the Plan, the Committee shall also have complete authority to interpret the Plan, to prescribe, amend and rescind the rules and regulations relating to it, and to make all other determinations necessary or advisable for the administration of the Plan. The determinations of the Committee on the matters referred to in this paragraph 3 shall be conclusive.

4. ELIGIBILITY

     Any key employee ("Employee") of the Corporation or its present and future subsidiaries, as defined in Section 424(f) of the Code ("Subsidiaries"), whose judgment, initiative and efforts contribute materially to the successful performance of the Corporation or its Subsidiaries as determined by the Committee, shall be eligible to receive options under the Plan.

5. SHARES SUBJECT TO THE PLAN

     The shares which may be issued pursuant to options under the Plan shall be shares of the Corporation's Common Stock, $1.00 par value ("Stock"), and may be either authorized and unissued or treasury shares. The total number of shares for which options may be granted and which may be purchased pursuant to options under the Plan shall not exceed an aggregate of 100,000 shares, subject to adjustment as provided in the following sentence and in paragraph 12 hereof. If an option granted under the Plan expires, is canceled or terminates unexercised as to any shares of Stock subject thereto, such shares shall again be available for the granting of additional options under the Plan.

6. OPTION PRICE

     The option price per share of Stock shall be fixed by the Committee, but shall be not less than 50% (100% in the case of Incentive Stock Options) of the fair market value of the Stock on the date the option is granted. Unless otherwise determined by the Committee, the "fair market value" of Stock on the date of grant shall be the closing price for a share of Stock on such date, or, if such date is not a trading date, the next preceding trading date as quoted on the American Stock Exchange Transaction Reporting System.

7. GRANT OF OPTIONS

     Subject to the terms and conditions of the Plan, the Committee may, from time to time, grant to Employees options to purchase such number of shares of Stock and on such terms and conditions as the Committee may determine. More than one option may be granted to the same Employee. The day on which the Committee approves the granting of an option shall be considered as the date on which such option is granted.

8. OPTION PERIOD

     The Committee shall determine the expiration date of each option, but in the case of Incentive Stock Options such expiration date shall be not later than ten (10) years after the date such option is granted.

9. MAXIMUM PER PARTICIPANT

     The aggregate fair market value (determined at the time the option is granted pursuant to paragraph 7) of the Stock with respect to which any Incentive Stock Options are exercisable for the first time by an Employee during any calendar year under the Plan or any other such plan of the Corporation or any Subsidiary shall not exceed $100,000.

10. EXERCISE OF OPTIONS

     An option may be exercised, subject to its terms and conditions and the terms and conditions of the Plan, in full at any time or in part from time to time by delivery to the Corporation at its principal office of a written notice of exercise specifying the number of shares with respect to which the option is being exercised. Any notice of exercise shall be accompanied by full payment of the option price of the shares being purchased (a) in cash or its equivalent;
(b) with the consent of the Committee, by delivering to the Corporation shares of Stock (valued at their fair market value as of the date of exercise, as determined by the Committee consistent with the method of valuation set forth in paragraphs 6 and 7); or (c) with the consent of the Committee, by any combination of (a) and (b).

11. TRANSFERABILITY

     To the extent required in order to comply with Rule 16b-3 or unless otherwise determined by the Committee, no option shall be assignable or transferable by an Employee other than by will or the laws of descent and distribution, and may be exercised during the life of the Employee only by the Employee or his guardian or legal representative.

12. CAPITAL ADJUSTMENTS AFFECTING COMMON STOCK

     In the event of a capital adjustment resulting from a stock dividend, stock split, reorganization, recapitalization, merger, consolidation, combination or exchange of shares or the like, the number of shares of Stock subject to the Plan and the aggregate number, exercise price and class of shares under option in outstanding option agreements shall be adjusted in a manner consistent with such capital adjustment; provided, however, that no such adjustment shall require the Corporation to sell any fractional shares. The determination of the Committee as to any adjustment shall be final.

13. CORPORATE MERGERS AND OTHER CONSOLIDATIONS

     The Committee may also grant options having terms and provisions which vary from those specified in the Plan provided that any options granted pursuant to this paragraph are granted in substitution for, or in connection with the assumption of, existing options granted by another corporation and assumed or otherwise agreed to be provided for by the Corporation pursuant to or by reason of a transaction involving a corporate merger, consolidation, acquisition or other reorganization to which the Corporation is a party.

14. OPTION AGREEMENTS

     All options granted under the Plan shall be evidenced by written agreement (which need not be identical) in such form as the Committee shall determine. Each option agreement shall specify whether the option granted thereunder is intended to constitute an Incentive Stock Option or a Non-qualified Stock Option.

15. TRANSFER RESTRICTIONS

     Shares of Stock purchased under the Plan and held by any person who is an executive officer or director of the Corporation, or who directly or indirectly controls the Corporation, may not be sold or otherwise disposed of except pursuant to an effective Registration Statement under the Securities Act of 1933 or except in a transaction which, in the opinion of counsel for the Corporation, is exempt from registration under such Act. The Committee may waive the foregoing restrictions in whole or in part in any particular case or cases, or may terminate such restrictions, whenever the Committee determines that such restrictions afford no substantial benefit to the Corporation.

16. AMENDMENT OF PLAN

     Shareholder approval of any amendment of the Plan shall be obtained if otherwise required by: (i) the rules and/or regulations promulgated under
Section 16 of the Exchange Act (in order for the Plan to remain qualified under Rule 16b-3); (ii) the Code or any rules promulgated thereunder (in order to allow for Incentive Stock Options to be granted under the Plan); or (iii) the listing requirements of the American Stock Exchange or any principal securities exchange or market on which the Stock is then traded (in order to maintain the quotation or listing of the Stock thereon).

17. TERMINATION OF PLAN

     The Board shall have the right to suspend or terminate the Plan at any time; provided, however, that no Incentive Stock Options may be granted after the tenth (10th) anniversary of the effective date of the Plan as described in paragraph 2 hereof. Termination of the Plan shall not affect the rights of Employees under options previously granted to them, and all unexpired options shall continue in force and operation after termination of the Plan except as they may lapse or be terminated by their own terms and conditions.

18. TAX WITHHOLDING

     (a) The Corporation may deduct and withhold from any cash otherwise payable to an Employee such amount as may be required for the purpose of satisfying the Corporation's obligation to withhold federal, state or local taxes as the result of the exercise of an option. In the event the amount so withheld is insufficient for such purpose, the Corporation may require that the Employee pay to the Corporation upon its demand or otherwise make arrangements satisfactory to the Corporation for payment of such amount as may be requested by the Corporation in order to satisfy its obligation to withhold any such taxes.

     (b) With the consent of the Committee, an Employee may be permitted to satisfy the Corporation's withholding tax requirements by electing to have the Corporation withhold shares of Stock otherwise issuable to the Employee or to deliver to the Corporation shares of Stock having a fair market value on the date income is recognized pursuant to the exercise of an option equal to the amount required to be withheld. The election shall be made in writing and shall be made according to such rules and procedures as the Committee may determine, including, without limitation, such procedures as may be necessary to satisfy the requirements of Rule 16b-3.

19. RIGHTS AS A SHAREHOLDER

     An Employee shall have no rights as a shareholder with respect to any shares subject to any option until the date the options shall have been exercised, the shares shall have been fully paid and a stock certificate shall have been issued.

- - -------------------------------------------------------------------------------


                                    PROXY
                     1995 ANNUAL MEETING OF SHAREHOLDERS
                              BADGER METER, INC.

        The undersigned does hereby constitute and appoint James O. Wright, James L. Forbes and Deirdre C. Elliott, or any one or more of them, as proxies for the undersigned at the Annual Meeting of Shareholders of Badger Meter, Inc. to be held on FRIDAY, April 28, 1995, at the office of the Company, 4545 West Brown Deer Road, Milwaukee, Wisconsin, at 8:30 a.m., and any adjournments or postponements thereof, to vote thereat the shares of stock held by the undersigned as fully and with the same effect as the undersigned might or could do if personally present at said Meeting or any adjournments or postponements thereof:


1. Election of Directors     / / FOR all nominees listed below            / / WITHHOLD AUTHORITY
                             (except as marked to the contrary below)     to vote for all nominees listed below

JAMES L. FORBES, ROBERT M. HOFFER, CHARLES F. JAMES, JR., DONALD J. SCHUENKE, WARREN R. STUMPE, EDWIN P. WILEY, JAMES O. WRIGHT AND JAMES O. WRIGHT, JR. (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.)

- - -------------------------------------------------------------------------------
    2. To adopt the Badger Meter, Inc. 1995 Stock Option Plan,
              / / FOR    / / AGAINST    / / ABSTAIN
and
    3. To transact such other business as may properly come before the meeting, or any adjournments or postponements thereof,

hereby revoking any other Proxy heretofore executed by the undersigned for such Meeting. The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and the Proxy Statement.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                       (to be signed on the other side)
- - -------------------------------------------------------------------------------

- - -------------------------------------------------------------------------------

                         (continued from other side)

        This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED AND FOR THE ADOPTION OF THE BADGER METER, INC. 1995 STOCK OPTION PLAN.


                                                                   Dated _____________________________________________________, 1995

                                                                   Signed __________________________________________________________
                                                                                     (Signature of Shareholder)

                                                                   Signed __________________________________________________________
                                                                                     (Signature if Jointly Held)
                                                                         Please sign exactly as your name appears on your stock
                                                                   certificate as shown directly to the left. Joint owners
                                                                   should each sign personally. A corporation should sign in
                                                                   full corporate name by duly authorized officers. When signing as attorney, executor, administrator, trustee or guardian, give full title as such.


    PLEASE SIGN AND MAIL THIS PROXY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS
                                   REQUIRED.
- - --------------------------------------------------------------------------------